UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007 (January 31, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 31, 2007, Behringer Harvard Opportunity REIT I, Inc. (the “Company”), Behringer Securities LP (the “Dealer Manager”), Behringer Harvard Opportunity Advisors I LP (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a Selected Dealer Agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise has been appointed as a selected dealer to solicit subscriptions for shares of common stock (the “Shares”) in connection with the Company’s initial public offering.  The Dealer Manager and the Advisor are affiliated entities.  Ameriprise is not affiliated with the Company, the Dealer Manager, or the Advisor.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission equal to seven percent (7.0%) of the price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise (except for Shares sold pursuant to the Company’s distribution reinvestment plan (“DRIP”), in which case the selling commission will be equal to one percent (1.0%) of the price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise), provided, however, that such selling commission shall be reduced with respect to certain volume sales of Shares to a single purchaser; (ii) reallow to Ameriprise a dealer fee of one and one-half percent (1.5%) of the gross proceeds of Shares offered and sold by Ameriprise (except that no such dealer fee shall be paid with respect to Shares sold pursuant to the DRIP); and (iii) reimburse Ameriprise for its actual out-of-pocket bona fide expenses incurred in connection with Ameriprise’s due diligence investigation of the Company or the Company’s initial public offering in the amount of up to one-half percent (0.5%) of the price of each Share offered and sold by Ameriprise.

Subject to certain limitations set forth in the Selected Dealer Agreement, the Company, the Dealer Manager and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act of 1933, as amended, and any of their respective officers, directors, employees and agents from and against losses, liability, claims, damages and expenses caused by (i) certain untrue statements and alleged untrue statements, omissions or alleged omissions of a material fact made in connection with the Company’s initial public offering, in certain Securities and Exchange Commission or state securities law filings, or in advertising or supplemental sales literature approved by the Company for use by Ameriprise; (ii) any communication regarding the annual valuation of the Shares provided by or on behalf of the Company; or (iii) the breach by the Company, the Dealer Manager, the Advisor, or any employee or agent acting on their behalf of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement.

The information set forth above with respect to the Selected Dealer Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Selected Dealer Agreement, which is attached to this report as Exhibit 1.1 and is incorporated into this Item 1.01 disclosure by reference.

The Advisor manages the Company’s affairs on a day-to-day basis and identifies and makes acquisitions and investments on behalf of the Company under an advisory management agreement pursuant to which the Company pays the Advisor certain fees and reimburses certain of its expenses.  The Dealer Manager provides certain wholesaling, sales, promotional and marketing assistance to the Company in connection with the distribution of the Shares under a dealer manager agreement pursuant to which the Company pays the Dealer Manager certain fees.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

1.1                                 Selected Dealer Agreement, dated January 31, 2007, by and among Behringer Harvard Opportunity REIT I, Inc., Behringer Securities LP, Behringer Harvard Opportunity Advisors I LP and Ameriprise Financial Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 6, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development &
Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Selected Dealer Agreement, dated January 31, 2007, by and among Behringer Harvard Opportunity REIT I, Inc., Behringer Securities LP, Behringer Harvard Opportunity Advisors I LP and Ameriprise Financial Services, Inc.